UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2023
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)
England and Wales
(State or Other Jurisdiction of Incorporation)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (716) 676-6461
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 5, 2023, the board of directors (the “Board”) of COMPASS Pathways plc (the “Company”) appointed Teri Loxam as chief financial officer, principal financial officer and principal accounting officer, effective as of the later of March 1, 2024 or the filing of the Company’s annual report for the period ending December 31, 2023 (the “Effective Date”). Ms. Loxam will serve as an advisor during the period leading up to her appointment as chief financial officer. Mary-Rose Hughes will continue to serve as interim chief financial officer, principal financial officer and principal accounting officer until the Effective Date.

Teri Loxam, age 51, has over 20 years of experience in the pharmaceutical and biotechnology sectors with diverse roles spanning strategy, investor relations, finance, and communications. Ms. Loxam served as Chief Financial Officer of Gameto, Inc., a privately held, clinical-stage biotechnology company from April 2023 until October 2023. Previously, Ms. Loxam served as Chief Financial Officer and Chief Operating Officer of Kira Pharmaceuticals, a privately held, clinical-stage biotechnology company, from November 2021 to April 2023 and as Chief Financial Officer of SQZ Biotechnologies (OTC: SQZB), from August 2019 to November 2021. From August 2015 to August 2019, Ms. Loxam served in various roles at Merck & Co., Inc. (NYSE: MRK), including serving as Senior Vice President of Investor Relations and Global Communications. Before that, from July 2012 to August 2015, Ms. Loxam served as Vice President of Investor Relations at IMAX Corporation (NYSE: IMAX). From June 2001 to July 2012, Ms. Loxam had a number of roles of increasing responsibility across Strategy, Treasury and Investor Relations at Bristol-Myers Squibb (NYSE: BMY). Ms. Loxam currently serves on the boards of directors and as audit committee chairperson at Cardiol Therapeutics Inc. (Nasdaq: CRDL) (TSX: CRDL) where she has served since May 2022 and Vaxcyte, Inc. (Nasdaq: PCVX) where she has served since September 2021. Ms. Loxam holds an M.B.A. from the University of California, Irvine, Paul Merage School of Business, and a B.Sc. from the University of Victoria.

The Company entered into an employment agreement (the “Employment Agreement”), effective as of the Effective Date, with Ms. Loxam. Pursuant to the Employment Agreement, Ms. Loxam is entitled to an annual base salary of $490,000 and is eligible to earn an annual incentive bonus, with a target bonus amount of 45% of her then-current annual base salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances) as determined by the board of directors of the Company in its discretion. The Employment Agreement also provides that the Company will grant Ms. Loxam initial equity awards (consisting of a combination of 60% options to purchase ordinary shares of the Company (“Options”) and 40% restricted share units (“RSUs”)) with an aggregate value of $1,800,000 but, notwithstanding the foregoing, in no event exceeding 600,000 ordinary shares in total, based on the closing price of the Company’s American Depositary Shares (“ADSs”) on the Nasdaq Global Select Market on the date of grant (the “Closing Price”). Options will have an exercise price equal to the Closing Price. The Options will vest over four years as follows: one-fourth will vest on the first anniversary of the grant date and the remaining three-fourths will vest in 36 equal monthly installments, subject to her continued employment. The RSUs will vest in four equal annual installments, subject to her continued employment.

Either party may terminate the Employment Agreement upon ninety (90) days’ written notice. The Company may terminate the Employment Agreement at any time for “cause” (as such term is defined in the Employment Agreement), subject to Ms. Loxam’s right to cure the deficiency within thirty days’ notice of such deficiency. Ms. Loxam may terminate the Employment Agreement upon thirty (30) days’ written notice for “good reason” (as such term is defined in the Employment Agreement), subject to Company’s right to cure the deficiency within thirty days’ notice of such deficiency. In the event the Company terminates Ms. Loxam’s employment without “cause” or Ms. Loxam terminates her employment for “good reason” prior to a “change in control” (as such term is defined in the Employment Agreement), Ms. Loxam is entitled to a cash severance payment equal to six months’ base salary plus one-half of the target annual bonus amount for the year in which such termination occurs. In the event the Company terminates Ms. Loxam’s employment without “cause” or Ms. Loxam terminates her employment for “good reason” on or after a “change in control”, Ms. Loxam is entitled to a cash severance payment equal to twelve months’ base salary plus the pro rata bonus that Ms. Loxam would have received for the financial year in which her employment was terminated had she not been terminated (but not including any pro rata bonus in respect of any part of her notice period which is not worked (i.e. payment in lieu)) for the year in which such termination occurs.

The foregoing description of the Employment Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Ms. Loxam is also expected to enter into the Company’s standard Deed of Indemnity, the form of which was filed as Exhibit 10.6 to the Company’s registration statement on Form F-1/A filed with the Securities and Exchange Commission on September 14, 2020.

Ms. Loxam and the Company entered into a consulting agreement pursuant to which Ms. Loxam will receive $500 per hour for advisory services provided prior to her appointment as chief financial officer.

There are no arrangements or understandings between Ms. Loxam and any other persons pursuant to which Ms. Loxam was appointed as the Company’s new Chief Financial Officer as of the Effective Date. In addition, there are no family relationships between Ms. Loxam and any director or executive officer of the Company, and there are no transactions involving Ms. Loxam requiring disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.
On December 7, 2023, the Company issued a press release titled "Compass Pathways appoints Teri Loxam as Chief Financial Officer." A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1#	Employment Agreement dated December 6, 2023, by and between Compass Pathways and Teri Loxam.

99.1*	Press Release dated December 7, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

#	Indicates a management contract or any compensatory plan, contract or arrangement.
*	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: December 7, 2023	By:	/s/ Matthew Owens
Matthew Owens
General Counsel and Chief Legal Officer